UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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INTERCEPT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESS RELEASE

Contact: Carole Collins

Investor Relations Director

(770) 248-9600

InterCept, Inc. Acknowledges Receipt of Shareholder Letter

Urges Shareholders to Use Caution

ATLANTA, GA—April 13, 2004—InterCept, Inc. (NASDAQ—ICPT) today announced that it has received a letter from JANA Partners LLC, a hedge fund manager that according to its filings with the SEC only recently became an InterCept shareholder, indicating that JANA intends to nominate and solicit votes for JANA’s handpicked candidates at InterCept’s 2004 Annual Meeting. InterCept Chairman and Chief Executive Officer, John W. Collins, stated, “Our Board of Directors is reviewing JANA’s letter and will respond to it soon. In the meantime, we urge InterCept’s shareholders not to be misled by JANA’s self-serving version of recent events, and to avoid reaching any conclusions without the benefit of accurate and complete information.”

InterCept, Inc. intends to make a preliminary filing with the SEC of proxy materials to be used to solicit votes for the election of the Board’s nominees at its 2004 Annual Meeting of Shareholders.

InterCept strongly advises all shareholders of the Company to read the proxy statement when it is available because it will contain important information. InterCept will send its proxy statement, along with its Annual Report, to all shareholders of record, and the proxy statement will also be available at no charge on the SEC’s web site at http://www.sec.gov. In addition, InterCept will provide copies of the proxy statement and Annual Report without charge upon request. Requests for copies should be directed to the participants’ proxy solicitor, Innisfree M&A Incorporated, at its toll-free number: 888-750-5834.

The participants in the anticipated proxy solicitation are InterCept and InterCept’s directors, who beneficially own the number of shares indicated:

John W. Collins, Chairman of the Board and Chief Executive Officer	1,443,143
James A. Verbrugge	11,667
Mark Hawn	11,667
John D. Schneider, Jr.	30,005
Glenn W. Sturm	425,472
Arthur G. Weiss	11,667

Additional information regarding these participants will be included in InterCept’s proxy statement.

About InterCept

InterCept, Inc. is a single-source provider of a broad range of technologies, products and services that work together to meet the technology and operating needs of financial institutions. InterCept’s products and services include core data processing, check processing and imaging, electronic funds transfer, debit card processing, data communications management, and related products and services. For more information about InterCept, go to www.intercept.net or call 770.248.9600.

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